                                  UNITED STATES
                        SECURITIES AND EXCHAGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuantss.240.14a-12


                           SKYNET TELEMATICS.COM, INC.
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies: __________________________
    (2) Aggregate number of securities to which transaction
        applies: __________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):______________
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    (5) Total fee paid:_________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid: $______________
    (2) Form, Schedule or Registration Statement No.: _________________
    (3) Filing Party: _________________
    (4) Date Filed: __________________

                           SKYNET TELEMATICS.COM, INC.
                                   Link House
                                  259 City Road
                         London EC1V 1JE United Kingdom

                            Notice of Annual Meeting

To our  Stockholders:

         Our Annual Meeting of Stockholders will be held on February 11, 2002, at our corporate office, Link House, 259 City Road, London, United Kingdom, at 10:00 a.m. At the meeting, we will ask Stockholders:

         o To elect Tomas Wilmot, Stuart Langston, Lord Montagu of Beaulieu, James Ryall and Valthor Stefansson as Directors;

         o To approve an amendment to our articles of incorporation increasing the number of authorized shares of common stock from 75,000,000 shares to 500,000,000 shares;

         o To approve an amendment to our articles of incorporation changing our corporate name from "Skynet Telematics.com, Inc." to "Skynet Telematics, Inc.";

         o To ratify the appointment of Most Horowitz & Company LLP, as our independent auditors for the year ending December 31, 2001; and

         o To transact such other business as may properly come before the meeting or any adjournment thereof.

         You must be a Stockholder of record as of the close of business on December 24, 2001, to be entitled to notice of, and to vote at, the Annual Meeting. A list of Stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, for examination by any Stockholder .



                                          By Order of the Board of Directors,

London, United Kingdom
January 24, 2002                          Kevin Wilmot, Secretary




                             Your Vote is Important

         Whether or not you plan to attend the Annual Meeting, please promptly complete, sign and date your enclosed proxy card, which is solicited by the Board of Directors, and return it to us in the enclosed envelope. You may revoke your proxy at any time before it is voted. If you do execute a proxy, you may still attend the Annual Meeting and vote in person if you prefer.

                           SKYNET TELEMATICS.COM, INC.
                                   Link House
                                  259 City Road
                         London EC1V 1JE United Kingdom

                                 PROXY STATEMENT

                      Information About the Annual Meeting

Information About Attending the Annual Meeting

         Our Annual Meeting of Stockholders will be held at our corporate offices located at Link House, 259 City Road, London, United Kingdom, on February 11, 2002 at 10:00 a.m. All Stockholders of record at the close of business on December 24, 2001, may attend and vote at the Annual Meeting.

Information About this Proxy Statement

         We sent you this Proxy Statement and the enclosed Proxy Card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. We began mailing these proxy materials on January 24, 2002 to all stockholders of record at the close of business on December 24, 2001. We will bear the entire expense of soliciting these proxies by use of the mails.

Information About Voting

         You can vote on matters coming before the Annual Meeting by proxy or in person:

         o        For all, some or none of the nominees for Director;

         o For or against the proposed amendment to our articles of incorporation that would increase the number of authorized shares of common stock from 75,000,000 shares to 500,000,000 shares;

         o For or against the proposed amendment to our articles of incorporation that would change our corporate name to Skynet Telematics, Inc.;

         o For or against the ratification of Most Horowitz & Company LLP, as our independent auditors for the year ending December 31, 2001.

         If you vote by proxy, you can vote by signing, dating and returning the proxy card. If you do this, the individuals named on the card will be your proxies and they will vote your shares in the manner you indicate.

         If you do not indicate instructions on the card, your proxies will vote your shares FOR the election of all nominees for Director, FOR the proposed amendment to our articles of incorporation that would increase the number of authorized shares of common stock to 500,000,000 shares, FOR the proposed amendment to our articles of incorporation that would change our corporate name to Skynet Telematics, Inc. and FOR the ratification of Most Horowitz & Company as our independent auditors for the fiscal year ending December 31, 2001.

         The Board of Directors anticipates that all of the nominees will be available for election and does not know of any other matters that may be brought before the Annual Meeting. If any other matter should come before the Annual Meeting or any of the nominees for Director is not available for election, your proxies will have discretionary authority to vote in accordance with their best judgment on such matters unless the proxy card is marked to the contrary.

         If you vote in person, you may attend the Annual Meeting and cast your vote there. You may do this even if you have signed and returned the enclosed proxy card.

         You may revoke the proxy at any time before it is voted by:

         o        Sending a written notice of revocation to our Secretary, Kevin
                  Wilmot,

         o        Delivering a later dated proxy, or

         o        Voting in person at the Annual Meeting.

         If you want to vote at the Annual Meeting, but your shares are held in the name of a broker or other nominee, you should obtain a proxy from your nominee naming you as its proxy to vote the shares.

Information About Votes Necessary for Action to be Taken

         As of December 24, 2001, we had outstanding 44,919,755 shares of common stock, our only outstanding securities entitled to vote. Each share has one vote. Only Stockholders of record as of the close of business on December 24, 2001 will be entitled to vote at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of holders of at least a majority of the shares outstanding on December 24, 2001, is necessary to have a quorum allowing us to conduct business at the Annual Meeting.

         The following votes are required to approve each Proposal at the Annual
Meeting:

         o A plurality of all the votes cast for Directors will elect five Directors. This means that the five nominees for Director with the most votes will be elected.

         o A majority of the outstanding shares is required for the amendments to our articles of incorporation that would increase the number of shares of authorized common stock to 500,000,000 shares and would change our corporate name to Skynet Telematics, Inc.

         o A majority of votes cast is required for the ratification of the appointment of Most Horowitz & Company as our independent auditors for the fiscal year ending December 31, 2001.

         Proxies marked "abstain" with respect to proposals other than the election of directors and proxies marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

                                   Proposal 1

                              Election of Directors



         At the Annual Meeting, five (5) Directors will be nominated for election to our Board of Directors. Directors serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which we do not expect, the proxies will be voted for the substitute nominee we select. The proxies cannot be voted for more than five
(5) Directors at the Annual Meeting.

         Proxies not marked to the contrary will be voted FOR the election of the following five persons:

Name                              Age    Position(s)                                            Director Since
----                              ---    -----------                                            --------------
                                         President and Chairman of the Board of
Tomas Wilmot                      55     Directors                                                   1997

Stuart Langston                   57     Executive Officer and Director                              2000

Lord Montagu of Beaulieu          75     Director                                                    1997

James Ryall                       39     Director                                                    2000

Valthor Stefansson                42     Director                                                    2000

         Tomas Wilmot has served as our President and Chairman of the Board since 1997 to the present.

         Stuart Langston was appointed to the Board in 2000. He is the Managing Director of our Skynet Telematics Ltd. subsidiary. From 1961 to 1999, Mr. Langston acted as a specialist in banking, asset management and credit control at Bank of Ireland, Merrill Lynch and Lloyd's Bank.

         Lord Montagu of Beaulieu has been a director since 1994. He is the third Baron Montagu of Beaulieu and has been an active member of the House of Lords since 1995.

         James Ryall was appointed to the Board in 2000. From 1995 to 1997, he was with Flemings (London) as director and head of Hong Kong, Singapore & Malaysian equity sales. In 1997, Mr. Ryall established a private venture capital investment company, Duncraig International, of which he is a partner.

      Valthor Stefansson was appointed to the Board in April 2000. He is a General Practitioner in Medicine. He was a founder and president of a successful international software company from 1989 to 1997.

         All Directors hold office until the next annual meeting of Stockholders and their successors are elected and qualify.

         Our Board has only two standing committees, an Audit Committee and Remuneration committee. The members of the Audit Committee are Mr. Langston, Mr. Ryall, Lord Montagu and Mr. Stefansson. The members of the Remuneration committee are Mr. Ryall, Lord Montagu and Mr. Dingley

         The Board of Directors held four meetings during the year ended December 31, 2000. The Audit Committee held three meetings during the year ended December 31, 2000. No incumbent Director during the fiscal year ended December 31, 2000 attended fewer than 75% of the total number of meetings of the Board of Directors and the committee on which he served

Executive Officers

         Officers are elected annually by, and serve at the discretion of the Board of Directors. The names and business backgrounds of our executive officers who are not Directors are:


Name                   Age    Position(s)                        Officer Since
----                   ---    -----------                        -------------

Mark Dingley           43     Chief Financial Officer                1998

Kevin Wilmot           32     Secretary                              1998

Christopher Wilmot     31     Marketing Director                     1998


         Mark Dingley has served as our Chief Financial Officer since 1998. From 1996 to 1998, he was the controller of Skynet Services Ltd. subsidiary., a company whose assets were purchased by one of our subsidiaries in 1998. From 1994 to 1996, he was Chief Financial Officer of Checkline PLC, one of the leading providers of EFT solutions in the UK. From 1989 to 1993, he served as Financial Director of the Toprak Group of Companies in the UK, part of a large Turkish conglomerate.

         Kevin Wilmot has served as our Secretary since 1998. From 1995 to 1998, he was a director of an international private language school. Mr. Wilmot is the son of Tomas Wilmot and the brother of Christopher Wilmot.

         Christopher Wilmot has been the Marketing Director of our Skynet Telematics Ltd. subsidiary since 1998. Between 1993 and 1997, Mr. Wilmot established a financial intermediary company in Ireland. From 1997 to 1998 he worked as an independent consultant. Mr. Wilmot is the son of Tomas Wilmot and the brother of Kevin Wilmot.

Director Fees

         Our Directors, who are not employees, receive $13,860 based on the exchange rate at December 31, 2000, as an annual retainer for their services, plus reimbursements for travel expenses to attend meetings of our Board of Directors.


Audit Committee

         The Audit Committee, consisting of Mr. Langston, Mr. Ryall, Lord Montagu and Mr. Stefansson, assists the Board of Directors by recommending the engagement of independent public accountants, reviewing and considering actions of our management in matters relating to audit functions, reviewing with independent public accountants the scope and results of their audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures and reviewing the effectiveness of procedures intended to prevent violations of law and regulations.

         Our Board of Directors has adopted a charter for the Audit Committee, a copy of which is annexed hereto as Exhibit A. All members of the Audit Committee, other than Mr. Langston, are "independent" within the meaning of Nasdaq Marketplace Rule 4200(a)(15).

         The information contained in this Proxy Statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference to such filing.

Executive Compensation

         The following table summarizes for the years indicated the aggregate compensation earned by, paid to, or accrued for our chief executive officer and each other executive officer who received aggregate compensation in excess of $100,000 during the year ended December 31,2000.

                           Summary Compensation Table


                                           Annual Compensation                           Long-Term Compensation

                                                                                     Awards                     Payouts

                                                                          Restricted      Securities
                                                           Other Annual      Stock       Underlying*       LTIP       All Other
Name and Principal       Year    Paid Salary (1)   Bonus   Compensation    Award(s)      Options/SARs     Payouts   Compensation
Position                              ($)          ($)         ($)           ($)            (#)            ($)         ($)

Tomas Wilmot, President   2000    $205,663 (2)    $0         $0               $0              0             $0 (3)       $0
   and Chairman of the    1999    $159,279 (4)    $0         $0               $0          1,000,000         $0           $0
   Board of Directors     1998    $44,172         $0         $0               $0              0             $0           $0

-----------
(1) Includes salary and benefits paid by Skynet Telematics Limited, a subsidiary.

(2)   Included $100,000 accrued and unpaid as of December 31, 2000.

(3)   Exclusive of $50,000, payable upon our profitably, if any.

(4)   Included $100,000 paid in 2000.

Option Grants in Last Fiscal Year

The table below contains information concerning the grant of stock options during the fiscal year ended December 31, 2000.

                        Option Grants in Last Fiscal Year

                                                     Granted to
                           Underlying Options/       Employees in       Exercise or Base Price
Name                          SARs Granted          Fiscal Year (%)           ($/Share)            Expiration Date

Tomas Wilmot                    1,000,000                56%                    $1.00               July 22, 2004


Aggregated Option Exercises in Last Fiscal Year and FY-End Option/SAR Values

         The table below includes information regarding the value realized on option exercises and the market value of unexercised options held by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

             Aggregated Option/SAR Exercises in Last Fiscal Year and
                        Fiscal Year End Option/SAR Values

                                                                 Number of Securities          Value of Unexercised
                                                                Underlying Unexercised       In-the-Money Options/SARs
                     Shares Acquired on                         Options/SARs at FY-End               at FY-End
                          Exercise         Value Realized                 (#)                           ($)
Name                        (#)                  ($)          Exercisable/Unexercisable*     Exercisable/Unexercisable

Tomas Wilmot                None                None                 1,000,000/---                      None


Employment Agreements

         On January 1, 2000, we entered into an employment agreement with Mr. Tomas Wilmot, which expires on July 1, 2005, and provides for his employment as our President and Chief Executive Officer at an annual salary of $250,000, payable at a rate of UK (pound) 65,000 per annum until we become profitable as a company. Under the employment agreement, Mr. Wilmot will receive such options and bonuses as shall be determined by the Remuneration Committee shall deem appropriate, on an annual basis. Mr. Wilmot's employment may only be terminated for (i) a breach of the agreement by Mr. Wilmot or (ii) if Mr. Wilmot engages in any act of dishonesty with respect toward us. Additionally, if Mr. Wilmot's employment terminates for any reason as part of a "change in control," we shall pay him a single lump sum in an amount equal to all monies that would have been due him under the agreement.

Stock Option Plans

         In June 2000, our Board of Directors adopted the Skynet Telematics.com 2000 Long Term Performance and Incentive Plan. The plan allows us to grant awards of stock options, stock appreciation rights, stock or cash to employees or other individuals who provide services to us. We may offer up to 2,533,200 shares of common stock, including 1,000,000 shares for incentive stock options and excluding expired, cancelled, terminated, forfeited or settled in cash awards. Incentive stock options shall not be issued with exercise prices less than the fair market value on the date of grant. Awards may include performance incentives.

         No options have been issued under the plan.


Certain Transactions

         Tomas Wilmot, Chairman of our Board of Directors, has guaranteed the payment of certain loans from ComRoad AG, a supplier to one of our subsidiaries, Skynet Telematics Ltd.

         Mr. Wilmot has guaranteed the payment of one-half of an approximately $255,000 loan made in May 2001, payable on demand, and a further loan of $150,000 made on November 18, 2001, payable on May 18, 2002. This subsidiary also borrowed approximately $85,000 from ComRoad in July 2001, payable on demand. Mr. Wilmot did not guarantee the payment of this loan. Each of these loans bears interest at the rate of 8% per annum. As of November 30, 2001, Skynet Telematics Ltd was indebted to ComRoad for loans totalling approximately $490,000.

         Another of our subsidiaries, Skamp International Limited, borrowed approximately $85,000 from ComRoad in June 2001, which is payable on demand. In addition, ComRoad has made monthly advances to Skamp payable on demand. Interest on the loan and these monthly advances bear interest at the rate of 10% per annum. At November 30, 2001, Skamp was indebted to ComRoad for loans totalling approximately $196,000. Mr. Wilmot has not guaranteed the payment of any of this indebtedness.

Audit Committee Report

         The following is the report of our Audit Committee with respect to our audited financial statements for the year ended December 31, 2000.

Review with Management:

         We have reviewed and discussed our audited financial statements with management.

Review and Discussions with Independent Auditors:

         The Committee has discussed with Most Horowitz & Company, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditors judgements about the quality of our accounting principles as applied to its financial reporting.

         The Committee has also received written disclosures and the letter from Most Horowitz & Company that is required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Most Horowitz & Company their independence.

Conclusion:

         Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that its audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,

Stuart Langston
James Ryall
Lord Montagu of Beaulieu
Valthor Stefansson


         The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference to such filing.


    The Board of Directors Recommends That You Vote "FOR" the Election of the
                       Nominees Named Above ("Proposal 1)


                                   Proposal 2

    Proposed Amendment to Articles of Incorporation Increasing the Authorized
            Common Stock from 75,000,000 Shares to 500,000,000 Shares

         Our Board of Directors proposes and seeks your approval of an amendment to our articles of incorporation increasing the number of authorized shares of common stock from 75,000,000 shares to 500,000,000 shares. As of December 24, 2001, 44,919,755 shares of common stock were outstanding. An additional 5,561,745 shares of common stock are reserved for issuance upon exercise of warrants and options.

         We are experiencing severe liquidity difficulties due to continuing operating losses and require additional financing to continue operations. We continue to seek additional financing through the sale of our securities or certain business operations or assets. We also are considering alternative courses of action, including discontinuing certain operations and further reducing operating and administrative expenses. We plan to continue to sell our equity securities to foreign investors in Regulation S offerings. However, at the prevailing market price of our common stock we will not be able to raise significant proceeds without substantial dilution to existing stockholders. We also may issue shares of our common stock to creditors in satisfaction of our obligations.

         We are now seeking authorization to issue an additional 425 million shares of common stock to provide our Board with flexibility to issue shares to finance operations, satisfy outstanding obligations, and for possible acquisitions. The additional shares also would be available for stock options and other employee benefit plans, for stock splits and dividends. We do not currently have any plans, agreements or commitments or understandings for the issuance of additional shares of common stock, except upon exercise of outstanding warrants and options and as stated above. Depending upon the circumstances, issuance of additional shares of common stock could affect existing stockholders by diluting the voting power of the outstanding shares. Stockholders do not have preemptive rights under our Articles of Incorporation and will not have such rights with respect to the additional authorized shares of common stock.

         Although the Board of Directors does not consider the proposed amendment to be an antitakeover proposal, our ability to issue additional common stock could also be used to discourage hostile takeover attempts. Among other things, the additional shares could be privately placed, diluting the stock ownership of persons seeking to obtain control of the company, or the Board could adopt a stockholders' rights plan that would provide for the issuance of additional shares of common stock if certain purchases occur that are not approved by the Board of Directors.

         Although the Board of Directors has no current plans to propose measures to stockholders that may have the effect of discouraging takeovers, antitakeover measures may be proposed if warranted from time to time in the Board's judgment. In addition, the Board of Directors may adopt other measures or enter into agreements that could have the effect of discouraging takeovers, but that do not require stockholder approval.

         Approval of this amendment to the Articles of Incorporation requires approval by a majority of the outstanding shares of common stock. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

        The Board of Directors Recommends That You Vote "FOR" Proposal 2.



                                   Proposal 3

   Proposed Amendment to Articles of Incorporation Changing the Corporate Name from "Skynet Telematics.com, Inc." To "Skynet Telematics, Inc."

         Our Board of Directors proposes and seeks your approval of an amendment to our articles of incorporation changing our corporate name from "Skynet Telematics.com, Inc." to "Skynet Telematics, Inc." This change would be a return to our original corporate name under our original articles of incorporation. We changed our corporate name to Skynet Telematics.com, Inc. in June, 2000 to reflect our decision to become more involved in e-commerce. Given the current economic outlook for internet based companies, our Board of Directors has determined that it is no longer in our best interests to continue with this name change. As a result, we are seeking your vote to return to our original corporate name of "Skynet Telematics, Inc."


         Approval of this amendment to the Articles of Incorporation requires approval by a majority of the outstanding shares of common stock. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

        The Board of Directors Recommends That You Vote "FOR" Proposal 3.



                                   Proposal 4

                 Ratification of Independent Public Accountants


         On February 18, 2000, we retained Most Horowitz & Company LLC to act as our independent certified public accountant for the year ending December 31, 1999. In this regard Most Horowitz & Company replaced Smith & Company as our independent certified public accountant, who we dismissed on January 19, 2000. Also during the first quarter of 2000, we dismissed The Lawrence Woolfson Partnership, (U.K.) Charted Accountants and Registered Auditor, their U.K. Auditors and retained Levy Gee (U.K.), Registered Auditor, to audit our U.K. subsidiaries.

         During our two most recent fiscal years and subsequent interim periods there were no disagreements with Most Horowitz & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Most Horowitz & Company would have caused it to make reference to such disagreements in its report.


Relationship with Independent Auditors

         Audit Fees:

         The aggregate fees billed by Most Horowitz & Company for professional services rendered for the audit of our financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in our Forms 10-QSB for that fiscal year were $ 90,461.

         Financial Information Systems Design and Implementation:

         The aggregate fees billed by Most Horowitz & Company for professional serviced rendered in connection with our information systems were $75.

         All other fees:

         The aggregate fees billed by Most Horowitz & Company for services other than those discussed above were $34,172.

         Our Board of Directors believes that all services rendered to us by Most Horowitz & Company were compatible with maintaining Most Horowitz & Company's independence.

         Our Board of Directors has appointed Most Horowitz & Company as our auditors for the fiscal year ended December 31, 2001. Although stockholder approval is not required, it is the policy of our Board of Directors to request Stockholder ratification of the appointment or reappointment of auditors.

         A representative of Most Horowitz & Company will not be present at the Annual Meeting.

          The Board of Directors recommends that you vote "FOR" Proposal 4.

                              Securities Ownership

         The following table indicates how many shares of common stock were beneficially owned, as of December 24, 2001 by (1) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table and
(4) all directors and executive officers as a group. In general, "beneficial ownership" includes those shares a person has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 44,919,755 shares outstanding on December 24, 2001. The address of each of the directors and executive officers listed below is c/o Skynet Telematics.com, Inc., Link House, 259 City Road, London, United Kingdom.


                                                 Amount and Nature of                       Percentage of
Name and Address                                 Beneficial Ownership                 Outstanding Shares Owned
----------------                                 --------------------                 ------------------------

Tomas Wilmot                                          12,500,000 (1)                           27.8%

Sousa International
43 Portland Place
London, U.K.                                           3,750,000                                8.3%

Lord Montagu of Beaulieu                                 110,000                                  *

James Ryall                                              216,636                                  *

Kevin Wilmot                                             615,000                                1.4%

Mark Dingley                                             580,000                                1.2%

Christopher Wilmot                                       805,023                                1.8%

Stuart Langston                                           10,000                                  *

Valthor Stefansson                                       141,739                                  *

All Directors and executive officers
as a group (9 persons)                                19,128,398                               40.5%

---------------------
* Represents less than 1%.

(1) On April 6, 2001, Mr. Tomas Wilmot transferred at no cost 2,500,000 shares to Mrs. Elaine Wilmot as part of their divorce settlement.

             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than ten percent of our equity securities are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of those reports we received or written representations that no other reports were required for those persons, we are not aware of any failures to file reports or report transactions in a timely manner during the fiscal year ended December 31, 2000.

                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

         Stockholders may submit proposals on matters appropriate for Stockholder action at our annual meetings consistent with regulations adopted by the SEC and our By-laws. We must receive any such proposals not later than September 26, 2002 for such proposals to be considered for inclusion in our Proxy Statement and form of proxy relating to the 2002 Annual Meeting. Proposals should be addressed to the attention of the Secretary of Skynet Telematics.com Inc., at Link House, 259 City Road, London, United Kingdom.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

         For any proposal that is not submitted for inclusion in our next year's Proxy Statement, but is instead sought to be presented directly at the 2002 Annual Meeting, SEC rules permit management to vote proxies in its discretion if:

         o We receive notice of the proposal before the close of business on December 10, 2002 and advise Stockholders in the 2002 Proxy Statement about the nature of the matter and how our management intends to vote on such matter, or

         o We do not receive notice of the proposal prior to the close of business on December 10, 2002

         Notices of intention to present proposals at the 2002 Annual Meeting should be addressed to the attention of the Secretary of Skynet Telematics.com, Link House, 259 City Road, London, United Kingdom

                              Available Information

         This Proxy Statement is being mailed to Stockholders together with a copy of our Annual Report on Form 10-KSB as filed with the SEC. Additional copies of the Form 10-KSB, as well as copies of the exhibits included in that report, may be obtained without charge from our Secretary, Skynet Telematics.com, Inc., Link House, 259 City Road, London, United Kingdom EC1V 1JE (telephone 011 44 207 490-7900, fax 011 44 207 490-7901).

                                        By Order of the Board of Directors,

London, United Kingdom
January 24, 2002                        Kevin Wilmot, Secretary

                                                                       EXHIBIT A

                                     CHARTER
                             of the AUDIT COMMITTEE
                          of the BOARD OF DIRECTORS of

                           SKYNET TELEMATICS.COM, INC.

         The Board of Directors (the "Board") of Skynet Telematics.com, Inc. (the "Corporation") has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board's oversight responsibilities. The Board hereby adopts this charter to establish the governing principles of the Audit Committee.

I.       Role of the Audit Committee

         The role of the Audit Committee is to act on behalf of the Board in fulfilling the following responsibilities of the Board:

         A. To oversee all material aspects of the Corporation's reporting, control and audit functions, except those that are specifically related to the responsibilities of another committee of the Board;

         B. To monitor the independence and performance of the Corporation's independent accountants; and

         C. To provide a means for open communication among the Corporation's independent accountants, financial and senior management and the Board.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Corporation's independent accountants. The Corporation's management has the responsibility to determine that the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to assure the Corporation's compliance with laws and regulations. The primary responsibility for these matters also rests with the Corporation's management.

II.      Composition of the Audit Committee

         A. The Board shall designate the members of the Audit Committee at the Board's annual organizational meeting and the members shall serve until the next such meeting or until their successors are designated by the Board.

         B. The Audit Committee shall consist of at least three members but no more than six members who are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as committee members. Committee members shall have a basic understanding of finance and accounting and shall be able to read and understand financial statements. One member of the Committee shall have accounting, or related financial management experience. In addition, the members of the Audit Committee shall meet the requirements of the rules of the principal market or transaction reporting system on which the Corporation's securities are traded or quoted (i.e., New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market).

III.     Meetings of the Audit Committee

         The Audit Committee shall meet at least once annually, or more frequently as circumstances may require. The Chair of the Audit Committee shall be responsible for meeting with the independent accountants at their request to discuss the interim financial statements.

IV.      Responsibilities of the Audit Committee

         The Audit Committee shall have the responsibility with respect to:

         A.       The Corporation's Risks and Control Environment:

                  o To discuss with the Corporation's management, independent accountants and internal audit department the integrity of the Corporation's financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks; and

                  o To investigate any matter brought to its attention within the scope of its duties.

         B.       The Corporation's Independent Accountants:

                  o To have a relationship with the independent accountants because of the ultimate responsibility of the independent accountants to the Board and the Audit Committee, as representatives of the shareholders;

                  o To evaluate annually the effectiveness and objectivity of the Corporation's independent accountants and recommend to the Board the engagement or replacement of the independent accountants;

                  o To ensure that the Audit Committee receives annually from the Corporation's independent accountants the information about all of the relationships between the independent accountants and the Corporation that the independent accountants are required to provide to the Audit Committee, to actively engage in a dialogue with the independent accountants about any relationships between the independent accountants and the Corporation or any services that the independent accountants provide or propose to provide that may impact upon the objectivity and independence of the independent accountants and to take, or recommend that the Board take, any appropriate action to oversee the independence of the independent accountants; and

                  o To approve the fees and other compensation paid to the independent accountants.

         C.       The Corporation's Financial Reporting Process:

                  o To oversee the Corporation's selection of and major changes to its accounting policies;

                  o To meet with the Corporation's independent accountants and financial management both to discuss the proposed scope of the audit and to discuss the conclusions of the audit, including any items that the independent accountants are required by generally accepted auditing standards to discuss with the Audit Committee, such as, any significant changes to the Company's accounting policies, the integrity of the Corporation's financial reporting process and any proposed changes or improvements in financial, accounting or auditing practices;

                  o To discuss with the Corporation's financial management and independent accountants the Corporation's annual results and, when appropriate, the interim results before they are made public;

                  o To review and discuss with the Corporation's financial management and independent accountants the Corporation's audited financial statements and, when appropriate, the Corporation's interim financial statements, before they are made public; and

                  o To issue for public disclosure by the Corporation the report required by the rules of the Securities and Exchange Commission.

         D.       The Corporation's Internal Accounting Controls:

                  o To review and assess the internal accounting controls of the Corporation; and

                  o To discuss with the independent accountants the Corporation's internal accounting controls and any improvements that could be implemented thereto.

         E.       Other Matters

                  o To review and reassess the adequacy of this charter on an annual basis;

                  o To review reports and any financial information submitted by the Corporation to a government body or the public;

                  o To report to the Board the matters discussed at each meeting of the Audit Committee;

                  o To keep an open line of communication with the financial and senior management, the independent accountants and the Board; and

                  o To retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

                           SKYNET TELEMATICS.COM, INC.
                                   Link House
                                  259 City Road
                         London EC1V 1JE United Kingdom

                                      PROXY

         The undersigned, a holder of Common Stock of SKYNET TELEMATICS.COM, INC., a Nevada corporation (the "Company"), hereby appoints Tomas Wilmot and Kevin Wilmot, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on February 11, 2002 and any adjournments thereof, as follows:

         1.  ELECTION OF DIRECTORS:

         [ ] FOR the nominees listed below.
         [ ] WITHHOLD AUTHORITY to vote for the nominee(s) listed below.

         (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS NAME BELOW)

                                  Tomas Wilmot

                                 Stuart Langston

                            Lord Montagu of Beaulieu

                                   James Ryall

                               Valthor Stefansson


         2. TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 SHARES TO 500,000,000 SHARES.

                          [ ] FOR        [ ] AGAINST        [ ] ABSTAIN


         3. TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY CHANGING THE NAME OF THE COMPANY FROM "SKYNET TELEMATICS.COM, INC." TO "SKYNET TELEMATICS, INC."

                          [ ] FOR        [ ] AGAINST        [ ] ABSTAIN


         4. TO RATIFY THE APPOINTMENT OF MOST HOROWITZ & COMPANY LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                          [ ] FOR        [ ] AGAINST        [ ] ABSTAIN


         The undersigned hereby revokes any other proxy to vote at such Annual Meeting or any adjournments thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSALS 2, 3, AND 4, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and the accompanying Proxy Statement dated January 24, 2002 relating to the Annual Meeting, and the 2000 Annual Report to Stockholders.


                        Date: _____________________________, 2002

                        -----------------------------------------

                        -----------------------------------------
                             Signature(s) of Stockholder(s)

                        The signature(s) hereon should
                        correspond exactly with the
                        name(s) of the Stockholder(s)
                        appearing on the Stock
                        Certificate. If stock is jointly
                        held, all joint owners should
                        sign. When signing as attorney,
                        executor, administrator, trustee
                        or guardian, please give full
                        title as such. If signer is a
                        corporation, please sign the
                        full corporate name, and give
                        title of signing officer.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS SKYNET
TELEMATICS.COM, INC. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.